Fiscal 2015 4th Quarter Presentation August 26, 2015 Exhibit 99.2

2 Agenda and Participants Introduction and Q4-15 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Participants Agenda

3 Forward Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K, filed with the SEC on September 9, 2014 and our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 13 through 16 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

4 Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. xrhombus Strong fourth quarter operating performance head2right Contract revenues of $578.5 million in Q4-15 compared to $482.1 million in Q4-14 head2right Adjusted EBITDA - Non-GAAP of $88.5 million, or 15.3% of revenues in Q4-15, compared to $57.5 million, or 11.9% in Q4-14 head2right Net income of $0.97 per diluted share in Q4-15 compared to $0.48 per diluted share (Non-GAAP) in Q4-14 xrhombus Share repurchases and acquisition activity head2right Repurchased 1,055,380 shares for $66.5 million at an average price of $62.97 per share during Q4-15 and Q1-16 head2right New $50 million share repurchase authorization approved on August 25, 2015 head2right During Q4-15, acquired Venture Communications Group, LLC and Moll’s Utility Services, LLC for $22.1 million head2right Acquired TelCom Construction, Inc. for $48.6 million in Q1-16 $ in millions, except earnings per share Q4-15 Overview and Highlights

5 Industry increasing network bandwidth dramatically head2right Major industry participants deploying significant wireline networks head2right Newly deployed networks provisioning 1 gigabit speeds, speeds beyond 1 gigabit envisioned head2right Industry developments are producing opportunities which are in aggregate unprecedented Delivering valuable service to customers head2right Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers head2right Revenues and opportunities driven by this new standard accelerated head2right Customer spending modulations have diminished • multi-year initiatives are being outlined publicly, managed locally • network strategies have firmed • timing uncertainty has receded Increasingly likely calendar 2015 will be seen as the foundational year for a massive investment cycle in wireline networks Dycom’s scale, market position and financial strength position it well as opportunities continue to expand Industry Update

6 xrhombus Top 5 customers represented 64.3% of revenues in Q4- 15 compared to 58.1% in Q4-14 xrhombus All Top 5 customers grew organically during Q4-15: head2right AT&T, 13.0% head2right CenturyLink, 42.1% head2right Comcast, 23.1% head2right Verizon, 36.2% head2right Dycom’s 5th largest customer, 81.1% Revenue Highlights xrhombus Organic growth of 18.2% xrhombus Excluding services for stimulus funded projects, organic growth of 22.2% xrhombus Revenues from Q4-15’s Top 5 customers combined increased 31.0% organically. All other customers combined increased 0.7% organically Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. (a) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. (a)

7 Customers Description Area Approximate Term (in years) CenturyLink Construction and Maintenance Services Oregon, Nevada, Utah, Wyoming, Colorado, Wisconsin, Tennessee, Alabama, Ohio, Pennsylvania, New Jersey, Virginia, North Carolina, Florida 3 Verizon Construction and Maintenance Services & Underground Facility Locating Services Delaware, Virginia 5 Columbia Gas Underground Facility Locating Services Virginia 3 Comcast Construction Services Connecticut, Pennsylvania 1-2 Various Rural and Municipal Broadband Oregon, California, Utah, New Mexico, Minnesota, Wisconsin, Kentucky, Tennessee, South Carolina 1 Backlog and Awards Notes: Our backlog represents the estimated amounts under master service agreements and other contractual agreements, including long-term contracts, for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Selected Current Awards and Extensions $ in millions

8 $ in millions, except earnings per share Q4-14 Q4-15 Change Contract revenues 482.1$ 578.5$ 96.4$ Cost of earned revenues (Non-GAAP Q4-14) 386.6$ 446.1$ 59.5$ Gross margin as % of revenue 19.8% 22.9% 3.1% General & administrative 41.1$ 47.5$ 6.4$ General & administrative as % of revenue 8.5% 8.2% -0.3% Depreciation 18.9$ 21.5$ 2.7$ Amortization 4.2$ 4.4$ 0.2$ Interest expense, net 6.6$ 6.9$ 0.3$ Other income, net 3.0$ 1.3$ (1.7)$ Income tax expense (Non-GAAP Q4-14) 10.9$ 19.6$ 8.7$ Net income - (Non-GAAP Q4-14) 16.9$ 33.8$ 17.0$ Adjusted EBITDA - Non-GAAP 57.5$ 88.5$ 31.0$ Adjusted EBITDA as % of revenue 11.9% 15.3% 3.4% Earnings per share - Diluted (Non-GAAP Q4-14) 0.48$ 0.97$ 0.49$ xrhombus Revenues of $578.5 million, organic growth of 18.2% year-over-year xrhombus Adjusted EBITDA-Non GAAP increased to 15.3% as percent of revenue in Q4-15 compared to 11.9% in Q4-14 head2right Gross margin % improvement of over 300 basis points from improved mix of customer opportunities, lower fuel prices and improved productivity compared to Q4-14 head2right G&A as a % of revenue declined 0.3%. Total G&A change reflects our increased scale, costs of recently acquired businesses and higher performance-based compensation from strong operating results xrhombus Diluted EPS of $0.97 in Q4-15 compared to Non-GAAP Diluted EPS of $0.48 in Q4-14 Financial Highlights $ in millions Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. Amounts above may not add due to rounding. As a % of Revenues 11.9% 15.3%

Cash Flow and Liquidity

$ in millions

Cash Flow Summary	*Q4-15*	*Q4-15 YTD*
Cash flow from operations	$ 18.4	$ 142.0
Capital expenditures, net of disposals	$ (23.6)	$ (93.7)
Cash paid for acquisitions	$ (22.1)	$ (31.9)
Other investing activity	$ -	$ (4.5)
Borrowings on credit facility	$ 79.0	$ 68.2
Proceeds of option exercises	$ 2.1	$ 8.9
Share repurchases	$ (56.5)	$ (87.1)
Debt issuance costs	$ (0.3)	$ (3.9)
Other financing activity, net	$ 1.8	$ 2.7

Liquidity Summary

	Q3-15	*Q4-15*
Cash and equivalents	$ 22.5	$ 21.3
7.125% Senior Subordinated Notes	$ 280.4	$ 280.3
Senior Credit Facility, matures April 2020		
$450 million revolver	16.3	95.3
Term Loan	150.0	150.0
Total Debt	$ 446.7	$ 525.6
Net Debt (Total Debt less Cash)	$ 424.1	$ 504.3
Availability under revolver	$ 379.3	$ 300.3
Letters of Credit outstanding	$ 54.4	$ 54.4
Cash and availability under revolver	$ 401.9	$ 321.6

- Strong balance sheet and operating cash flows; DSO improved to 90 days at Q4-15 from 92 days at Q3-15
- Capital expenditures, net of disposals, of $23.6 million in Q4-15 supporting growth and replacement activities
- Repurchased 1,055,380 shares for $66.5 million at an average price of $62.97 per share during Q4-15 and Q1-16. New $50 million share repurchase authorization approved on August 25, 2015
- During Q4-15, acquired Venture Communications Group, LLC and Moll's Utility Services, LLC for $22.1 million
- Acquired TelCom Construction, Inc. for $48.6 million in Q1-16
- Ample liquidity of $321.6 million at Q4-15 consisting of $300.3 million in availability under the revolver portion of the Senior Credit Facility and $21.3 million of cash on hand

Notes:
- Amounts above may not add due to rounding.
- Days sales outstanding is calculated as the summation of current accounts receivable, plus costs and estimated earnings in excess of billings, less billings in excess of costs and estimated earnings, divided by average revenue per day during the respective quarter.

9

Q1-2016 Outlook

($ in millions, except earnings per share)
(% as a percent of revenue)

	Q1-2015 Included for comparison	Q1-2016 Outlook and Commentary	
Contract Revenues	$510.4	**$615 - $635**	➢ Firm and strengthening end market opportunities ➢ Broad range of demand by several large customers, including 1 gigabit deployments and growing core market share ➢ Expected to include more than $30.0 million of revenue in Q1-16 from recently acquired businesses compared to $1.9 million in Q1-15
Gross Margin %	20.9%	Gross Margin % which expands from Q1-15	➢ Gross margin expectations reflect a solid mix of customer growth opportunities
G&A Expense %	8.8%	G&A Expense % which declines to 8.5% or lower as a % of revenue	➢ Total G&A reflects increased scale, costs of recently acquired businesses and higher performance-based compensation, including share-based award expense of approximately $4.5 million
Share-based compensation included in G&A Expense %	$3.9	$4.5	
Depreciation & Amortization	$22.9	$27.8 - $28.4	➢ Fiscal 2016 full year capital expenditures, net of disposals, estimated to be $125 million reflecting growth ➢ Depreciation and amortization reflects increased cap-ex and recently acquired businesses ➢ Amortization of $4.9 million expected in Q1-16 compared to $4.1 million in Q1-15
Interest Expense	$6.7	Approximately $7.4	
Other Income	$1.8	$0.9 - $1.3	
Adjusted EBITDA % - Non-GAAP	13.0%	Adjusted EBITDA % which expands from Q1-15	
Earnings Per Share – Diluted	$0.59	**$0.96 - $1.04**	***EPS increases from revenue growth and expanding EBITDA*** ➢ Fiscal 2016 effective tax rate expected near 38.0%
Diluted Shares (in millions)	35.1	Approximately 34.3	➢ Reflects share repurchases

*Notes: See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. *Fiscal 2016 will consist of 53 weeks. Q1-16, Q2-16, and Q3-16 will each consist of 13 weeks of operations and Q4-16 will consist of 14 weeks of operations.*

10

Looking Ahead to Q2-2016

($ in millions)
(% as a percent of revenue)

	Q2-2015 Included for comparison	Q2-2016 Outlook and Commentary	
Contract Revenues	$441.1	Total revenue growth % in high teens or slightly better as % of revenue compared to Q2-15	➢ Expectation of normal winter weather patterns ➢ Firm and strengthening end market opportunities ➢ Broad range of demand by several large customers, including 1 gigabit deployments and growing core market share ➢ Total revenue expected to include more than $20.0 million of revenue in Q2-16 from businesses acquired in Q4-15 and Q1-16
Gross Margin %	19.4%	Gross Margin % which increases from Q2-15	➢ Expectation of normal winter weather and an improving mix of customer growth opportunities ➢ Q2 margins display impacts of seasonality including: * inclement winter weather * fewer available workdays due to holidays * reduced daylight work hours * restart of calendar payroll taxes
G&A Expense %	9.5%	G&A as a % of revenue in-line with Q2-15	➢ Total G&A includes costs of recently acquired businesses and share-based award expense of approximately $4.1 million
Stock-based compensation included in G&A Expense %	$3.7	$ 4.1	
Depreciation & Amortization	$23.3	$29.7 - $30.4	➢ Depreciation and amortization reflects increased cap-ex and recently acquired businesses ➢ Includes amortization of approximately $4.8 million in Q2-16 compared to $4.1 million in Q2-15
Interest Expense	$6.7	Approximately $7.3	
Other Income	$1.7	$2.0 - $2.5	
Adjusted EBITDA % - Non-GAAP	10.8%	Adjusted EBITDA % which increases from Q2-15	***EBITDA increases from revenue growth and improved gross margin***

Notes: See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures

**Fiscal 2016 will consist of 53 weeks. Q1-16, Q2-16, and Q3-16 will each consist of 13 weeks of operations and Q4-16 will consist of 14 weeks of operations.*

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12 Conclusion Firm and strengthening end market opportunities head2right Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections head2right Cable operators continuing to deploy fiber to small and medium businesses with cable capital expenditures and new build opportunities expanding head2right Connect America Fund (“CAF”) 1 projects are deploying fiber deeper into rural networks; Multi-year CAF 2 projects are emerging head2right Customers are consolidating supply chains creating opportunities for market share growth Encouraged that industry participants remain committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

Appendix: Regulation G Disclosure

Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
($ in 000's)

	Three Months Ended		For Comparison purposes for slides 10 and 11	
	July 25, 2015	July 26, 2014	October 25, 2014	January 24, 2015
	Q4-15	Q4-14	Q1-15	Q2-15
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:				
Net income	$ 33,827	$ 16,489	$ 20,807	$ 9,432
Interest expense, net	6,899	6,578	6,749	6,730
Provision for income taxes	19,583	10,693	13,534	6,146
Depreciation and amortization	25,865	23,060	22,930	23,264
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	86,174	56,820	64,020	45,572
Gain on sale of fixed assets	(861)	(2,802)	(1,523)	(1,659)
Stock-based compensation expense	3,150	2,876	3,890	3,664
Charges for wage and hour class action litigation settlement	-	600	-	-
Adjusted EBITDA - Non-GAAP	$ 88,463	$ 57,494	$ 66,387	$ 47,577
Contract Revenues	$ 578,479	$ 482,071	$ 510,389	$ 441,081
Adjusted EBITDA - Non-GAAP as a % of contract revenues	15.3%	11.9%	13.0%	10.8%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

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Appendix: Regulation G Disclosure

Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth (decline) to Non-GAAP organic revenue growth (decline).

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS		NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %		
		Revenues from businesses acquired (a)	*Revenues from storm restoration services*		*Organic revenues from customers for stimulus work (c)*		GAAP %	NON-GAAP - Organic % (a)	NON-GAAP - Organic % excluding stimulus (a) (c)
Q4-15 Organic Growth:									
Q4-15	$ 578.5	$ (11.8)	$ -	$ 566.7	$ (10.0)	$ 556.7	20.0%	18.2%	22.2%
Q4-14	$ 482.1	$ (2.8)	$ -	$ 479.3	$ (23.8)	$ 455.5			
Prior Quarters Prior Quarters Organic Growth (Decline):									
Q3-15	$ 492.4	$ (8.9)	$ -	$ 483.4	$ (8.7)	$ 474.8	15.5%	13.4%	18.6%
Q3-14	$ 426.3	$ -	$ -	$ 426.3	$ (26.0)	$ 400.3			
Q2-15	$ 441.1	$ (9.5)	$ -	$ 431.5	$ (9.1)	$ 422.4	12.9%	10.5%	13.8%
Q2-14	$ 390.5	$ -	$ -	$ 390.5	$ (19.2)	$ 371.3			
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	$ (14.0)	$ 486.3	(0.5)%	(2.4)%	1.6%
Q1-14	$ 512.7	$ -	$ -	$ 512.7	$ (34.2)	$ 478.6			
Q4-14	$ 482.1	$ (9.5)	$ -	$ 472.6	$ (23.8)	$ 448.7	0.7%	(0.7)%	1.7%
Q4-13	$ 478.6	$ (2.6)	$ -	$ 476.1	$ (34.8)	$ 441.3			
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			

Notes: Amounts above may not add due to rounding.

(a) Non-GAAP Organic Revenue s are revenues from businesses that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any. Non-GAAP Organic Revenue growth is calculated as the percentage increase in Non-GAAP Organic Revenues over those of the comparable prior year period (fiscal quarter).

(b) For comparisons of Organic Revenues beginning with Q3-14, Non-GAAP Organic Revenue s includes revenues of businesses acquired in Q2-13 ("Acquired Subsidiaries") as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(c) Non-GAAP Organic Revenues – excluding stimulus are revenues from business that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any, and revenues from projects funded in part by the American Recovery and Reinvestment Act of 2009.

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15 Notes: Amounts above may not add due to rounding. (a) Non-GAAP Organic Revenue s are revenues from businesses that are included for the full period in both the current and prior year quarter. Non-GAAP Organic Revenue growth is calculated as the percentage increase in Non-GAAP Organic Revenues over those of the comparable prior year period (fiscal quarter). Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (decline). Appendix: Regulation G Disclosure Total Contract Revenue Top 5 Customers combined* All customers (excluding Top 5 Customers) AT&T CenturyLink Comcast GAAP Revenue Q4-15 578.5$ 372.2$ 206.2$ 110.4$ 90.5$ 72.0$ Q4-14 482.1$ 279.6$ 202.5$ 96.5$ 60.0$ 58.6$ GAAP Revenue - % Changes 20.0% 33.2% 1.8% 14.4% 50.8% 22.9% Non-GAAP Adjustments Q4-15 - Revenue from businesses acquired in FY'15 & and Q4-14 (11.8)$ (9.2)$ (2.6)$ (3.9)$ (5.2)$ (0.0)$ Q4-14 - Revenue from businesses acquired in Q4-14 (2.8)$ (2.4)$ (0.4)$ (2.2)$ -$ (0.1)$ Non-GAAP Organic Revenue Q4-15 566.7$ 363.1$ 203.6$ 106.5$ 85.3$ 72.0$ Q4-14 479.3$ 277.2$ 202.1$ 94.3$ 60.0$ 58.5$ Non-GAAP Organic Revenue - % Changes (a) Organic Revenue % Change 18.2% 31.0% 0.7% 13.0% 42.1% 23.1%

16 Reconciliation of GAAP to Non-GAAP Measures ($ in 000’s) Appendix: Regulation G Disclosure Notes: Amounts above may not add due to rounding. For the quarter ended July 26, 2014, the item reconciling GAAP to Non-GAAP financial measures is specifically described below: (a) Pre-tax charges for wage and hour class action litigation settlement. (b) Provision for income taxes includes the tax effect of the reconciling item identified herein. (c) Gross margin % is calculated as contract revenues less cost of earned revenues (excluding depreciation and amortization) as a percentage of contract revenues. GAAP Reconciling Item Non-GAAP Contract revenues 482,071$ -$ 482,071$ Cost of earned revenues, excluding depreciation and amortization 387,221 (600) (a) 386,621 General and administrative expenses 41,058 - 41,058 Depreciation and amortization 23,060 - 23,060 Total 451,339 (600) 450,739 Interest expense, net (6,578) - (6,578) Other income, net 3,028 - 3,028 Income before income taxes 27,182 600 27,782 Provision for income taxes (b) 10,693 236 10,929 Net income 16,489$ 364$ 16,853$ Diluted income per share 0.47$ 0.01$ 0.48$ Shares used in computing Diluted EPS: 34,960,049 34,960,049 Gross Margin % (c) 19.68% 19.80% Three Months Ended July 26, 2014 Q4-14

Fiscal 2015 4th Quarter Presentation August 26, 2015